Certification of Chief Executive Officer,

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of CCJ Acquisition Corp., (the “Company”) on Form 10-K for the period ending May 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay D. Solomon, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CCJ ACQUISITION CORP.

/s/: Jay D. Solomon

JAY D. SOLOMON

Chief Executive Officer

Principal Financial Officer

Principal Accounting Officer

August 29, 2012